EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-8 (relating to the registration of 446,274 ordinary shares to be issued under the Tefron Ltd. 1997 Share Option Plan) of our report, dated February 2, 2006, with respect to the financial statements of AlbaHealth LLC, included in the Annual Report on Form 20-F of Tefron Ltd. for the year ended December 31, 2005. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

                                                     /s/ McGladrey & Pullen, LLP

                                                     Charlotte, North Carolina
                                                     November 29, 2006